SCHEDULE A

DIRECTORS AND EXECUTIVE OFFICERS OF THE COCA-COLA COMPANY AND EUROPEAN REFRESHMENTS

Set forth below is the name, business address and present occupation or employment of each director and executive officer of The Coca-Cola Company (“TCCC”) and European Refreshments Unlimited Company (“ER”). Except as indicated below, each such person is a citizen of the United States. Except as indicated in the Schedule 13D as amended by Amendment No. 2, none of the directors or executive officers named below beneficially owns any Common Stock of Monster Beverage Corporation. Directors of TCCC who are also executive officers of TCCC are indicated by an asterisk. Except as indicated below, the business address of each director and executive officer of TCCC or ER is One Coca-Cola Plaza, Atlanta, Georgia 30313.

DIRECTORS OF THE COCA-COLA COMPANY

NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS
James Quincey*	Chairman and Chief Executive Officer of The Coca-Cola Company Mr. Quincey is a citizen of the United Kingdom
Herb Allen	President, Chief Executive Officer and a Director of Allen & Company Incorporated, a privately held investment firm	Allen & Company Incorporated 711 Fifth Avenue New York, NY 10022
Bela Bajaria	Chief Content Officer of Netflix, Inc., a leading entertainment services company	Netflix, Inc. 121 Albright Way Los Gatos, CA 95032
Ana Botín

Executive Chair and a Director of Banco Santander, S.A., a global multinational bank, and a Director of Santander Holdings USA, Inc., a wholly owned subsidiary of Banco Santander, S.A.

Ms. Botín is a citizen of Spain

Banco Santander, S.A. Avda de Cantabria s/n Edif. Pereda 28660 Boadilla del Monte Madrid, Spain
Christopher C. Davis	Chairman of Davis Selected Advisers-NY, Inc. an independent investment management firm	Davis Selected Advisers-NY, Inc. 620 5th Avenue New York, NY 10020
Carolyn Everson	Senior Advisor of Permira, a global investment firm
Thomas Gayner	Chief Executive Officer of Markel Group Inc., a holding company comprised of diverse business, including specialty insurance, and investments	Markel Group Inc. 4521 Highwoods Parkway Glen Allen, Virginia 23060-6148
Maria Elena Lagomasino	Chief Executive Officer and Managing Partner of WE Family Offices, a global family office serving high net worth families	WE Family Offices Rockefeller Center 1270 Avenue of the Americas Suite 2101 New York, NY 10020
Amity Millhiser	Director of The Coca-Cola Company
Caroline J. Tsay	Technology Company Advisor/Limited Partner of Venture Capital Funds
David B. Weinberg	Chairman of the Board and Chief Executive Officer of Judd Enterprises, Inc., a private investment management office with diverse interests in a variety of asset classes	Judd Enterprises, Inc. 401 N. Michigan Ave #3050 Chicago, IL 60611

EXECUTIVE OFFICERS OF THE COCA-COLA COMPANY

NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS
James Quincey	Chairman and Chief Executive Officer of The Coca-Cola Company Mr. Quincey is a citizen of the United Kingdom
John Murphy	President and Chief Financial Officer of The Coca-Cola Company Mr. Murphy is a citizen of Ireland
Manuel Arroyo	Executive Vice President and Global Chief Marketing Officer of The Coca-Cola Company
Henrique Braun	Executive Vice President and Chief Operating Officer of The Coca-Cola Company
Lisa Chang	Executive Vice President and Global Chief People Officer of The Coca-Cola Company
Monica Howard Douglas	Executive Vice President and Global General Counsel of The Coca-Cola Company
Nikolaos Koumettis	President, European Operating Unit of The Coca-Cola Company
Jennifer K. Mann	Executive Vice President and President, North America Operating Unit of The Coca-Cola Company
Beatriz Perez	Executive Vice President and Global Chief Communications, Sustainability & Strategic Partnerships Officer of The Coca-Cola Company
Bruno Pietracci	President, Latin America Operating Unit of The Coca-Cola Company
Nancy Quan	Executive Vice President and Global Chief Technology & Innovation Officer of The Coca-Cola Company

DIRECTORS OF EUROPEAN REFRESHMENTS UNLIMITED COMPANY

NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS
Eimear Branigan	Senior Director, Legal Counsel – CPS & Irish Entities, European Refreshments Unlimited Company Ms. Branigan is citizen of Ireland	Southgate, Dublin Road, Drogheda, County Meath, Ireland
Jennifer Brennan	Vice President, Global Commercial Products Supply, European Refreshments Unlimited Company Ms. Brennan is citizen of Ireland	Southgate, Dublin Road, Drogheda, County Meath, Ireland
Una Sheils	Senior Manager, Legal Entity Controller, European Refreshments Unlimited Company Ms. Sheils is a citizen of Ireland.	Southgate, Dublin Road, Drogheda, County Meath, Ireland
Owen Desmond	Senior Director, Financial Analysis, European Refreshments Unlimited Company Mr. Desmond is a citizen of Ireland	Southgate, Dublin Road, Drogheda, County Meath, Ireland
Agnese Filippi	Senior Director, Franchise Operations – Ireland, European Refreshments Unlimited Company Ms. Filippi is a citizen of Italy	24-26 City Quay, Dublin, Dublin 2, D02 NY19, Ireland
Mícheál Geraghty	General Manager, Global Commercial Products Supply Plant, Ballina, European Refreshments Unlimited Company Mr. Geraghty is a citizen of Ireland	Killala Road, Ballina, Mayo, F26FA37, Ireland
Mark D. Harris	Senior Vice President and General Tax Counsel, The Coca-Cola Company
Timothy K. Leveridge	Senior Vice President, Finance, European Refreshment Unlimited Company	24-26 City Quay, Dublin, Dublin 2, D02 NY19, Ireland
Iain McLaughlin	President, Global Commercial Products Supply, European Refreshments Unlimited Company Mr. McLaughlin is a citizen of Great Britain	24-26 City Quay, Dublin, Dublin 2, D02 NY19, Ireland
Damian Ryan	Senior Vice President, Global Finance Hub, European Refreshments Unlimited Company Mr. Ryan is a citizen of Ireland	24-26 City Quay, Dublin, Dublin 2, D02 NY19, Ireland
Tony Varian	General Manager, Flavour Manufacturing, Wexford, European Refreshments Unlimited Company Mr. Varian is a citizen of Ireland	Drinagh Business Park, Rosslare Road, County Wexford, Ireland

EXECUTIVE OFFICERS OF EUROPEAN REFRESHMENTS UNLIMITED COMPANY1

NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS
Eimear Branigan	Senior Director, Legal Counsel – CPS & Irish Entities, European Refreshments Unlimited Company Ms. Branigan is citizen of Ireland	Southgate, Dublin Road, Drogheda, County Meath, Ireland
Jennifer Brennan	Vice President, Global Commercial Products Supply, European Refreshments Unlimited Company Ms. Brennan is citizen of Ireland	Southgate, Dublin Road, Drogheda, County Meath, Ireland
Una Sheils	Senior Manager, Legal Entity Controller, European Refreshments Unlimited Company Ms. Sheils is a citizen of Ireland.	Southgate, Dublin Road, Drogheda, County Meath, Ireland
Owen Desmond	Senior Director, Financial Analysis, European Refreshments Unlimited Company Mr. Desmond is a citizen of Ireland	Southgate, Dublin Road, Drogheda, County Meath, Ireland
Agnese Filippi	Senior Director, Franchise Operations – Ireland, European Refreshments Unlimited Company Ms. Filippi is a citizen of Italy	24-26 City Quay, Dublin, Dublin 2, D02 NY19, Ireland
Mícheál Geraghty	General Manager, Global Commercial Products Supply Plant, Ballina, European Refreshments Unlimited Company Mr. Geraghty is a citizen of Ireland	Killala Road, Ballina, Mayo, F26FA37, Ireland
Mark D. Harris	Senior Vice President and General Tax Counsel, The Coca-Cola Company
Timothy K. Leveridge	Senior Vice President, Finance, European Refreshment Unlimited Company	24-26 City Quay, Dublin, Dublin 2, D02 NY19, Ireland
Iain McLaughlin	President, Global Commercial Products Supply, European Refreshments Unlimited Company Mr. McLaughlin is a citizen of Great Britain	24-26 City Quay, Dublin, Dublin 2, D02 NY19, Ireland
Damian Ryan	Senior Vice President, Global Finance Hub, European Refreshments Unlimited Company Mr. Ryan is a citizen of Ireland	24-26 City Quay, Dublin, Dublin 2, D02 NY19, Ireland
Tony Varian	General Manager, Flavour Manufacturing, Wexford, European Refreshments Unlimited Company Mr. Varian is a citizen of Ireland	Drinagh Business Park, Rosslare Road, County Wexford, Ireland

1 The officers of ER are its directors, along with the company secretary (who does not have powers of management).